EXHIBIT 21

                     SUBSIDIARIES OF REGISTRANT
                    ---------------------------

     Listed below are the names and states of incorporation or jurisdiction of organization of each of Registrant's subsidiaries. Each subsidiary does business only under its official name or an abbreviated form of its official name, except BANK IV Kansas, National Association, carries on its credit card and debit card activities under the names "KBC Card Services" and Fourth Financial Card Company" and carries on its residential mortgage origination and servicing activities under the name "BANK IV Mortgage Company".


      Name                               State or Jurisdiction
      ----                               ---------------------
             Subsidiaries of Registrant
             --------------------------

BANK IV Kansas, National Association       United States

BANK IV Oklahoma, National Association     United States

BANK IV Missouri, National Association     United States

IV Commercial Acquisition, Inc.            Kansas

Fourth Financial Insurance Company         Arizona

Southgate Trust Company                    Kansas

Fourth Investment Advisors, Inc.           Oklahoma

BANK IV Community Development Corporation  Kansas

Blackwell Security Bancshares, Inc.        Oklahoma


             Subsidiaries of BANK IV Kansas
             ------------------------------

OA Management, Inc.                        Kansas

CSI Holdings, Inc.                         Kansas

Townsite Plaza Development, Inc.           Kansas

BANC IV Investments, Inc.                  Kansas

BANK IV Securities, Inc.                   Kansas


             Subsidiaries of BANK IV Oklahoma
             --------------------------------

Quatro I, Inc.                             Oklahoma

Health Concepts Recovery Centers, Inc.      Oklahoma


             Subsidiaries of IV Commercial Acquisition, Inc.
             -----------------------------------------------

IV CB&T-Tulsa Holdings, Inc.               Oklahoma